SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]	Preliminary Proxy Statement
[_]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

The Manitowoc Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]	Fee paid previously with preliminary materials.

[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:
THE MANITOWOC COMPANY, INC.
500 South 16th Street
P.O. Box 66
Manitowoc, Wisconsin 54221-0066
(920) 684-4410

[Manitowoc logo]

April 2, 2001

TERRY D. GROWCOCK
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

Dear Shareholder:

                  You are cordially invited to attend the 2001 Annual Meeting of Shareholders of The Manitowoc Company, Inc. which will be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, on Tuesday, May 1, 2001, at 9:00 a.m. (CDT).

                  As set forth in the enclosed proxy materials, the only matter of business scheduled to be acted upon at the meeting is the election of five directors. The Board of Directors of the Company recommends a vote “FOR” election of the five directors, named in the enclosed proxy materials, to serve a term ending at our Annual Meeting of Shareholders in the years 2003 and 2004.

                  Whether or not you are able to attend the 2001 Annual Meeting, we welcome your questions and comments about the Company. To make the best use of time at the meeting, we would appreciate receiving your questions or comments, in writing, in advance of the meeting, so they can be answered as completely as possible at the meeting. If you wish to make a comment or ask a question in writing, we would appreciate receiving it by April 27th.

                  It is important that your shares be represented and voted at the meeting. Accordingly, please sign, date, and promptly mail the enclosed proxy card in the envelope provided.

                  To help us plan for the meeting, please mark your proxy card telling us if you will be attending personally.

Sincerely,

[/s/ Terry D. Growcock]
THE MANITOWOC COMPANY, INC.
500 South 16th Street
P.O. Box 66
Manitowoc, Wisconsin 54221-0066
(920) 684-4410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
THE MANITOWOC COMPANY, INC.

                  Notice is hereby given that the Annual Meeting of Shareholders of The Manitowoc Company, Inc. (the “Company”), a Wisconsin corporation, will be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, on Tuesday, May 1, 2001, at 9:00 a.m. (CDT), for the following purposes:

                  1. To elect five directors of the Company as described in the Proxy Statement; and

                  2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof;

all as set forth and described in the accompanying Proxy Statement.

                  The Board of Directors has fixed the close of business on February 21, 2001, as the record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

               Shareholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and promptly return the enclosed proxy card using the enclosed self-addressed envelope which requires no postage if mailed in the United States.

By Order of the Board of Directors

MAURICE D. JONES
General Counsel and Secretary

Manitowoc, Wisconsin
April 2, 2001
PROXY STATEMENT

THE MANITOWOC COMPANY, INC.
500 South 16th Street
P.O. Box 66
Manitowoc, Wisconsin 54221-0066
(920) 684-4410

SOLICITATION AND VOTING

                  This Proxy Statement is furnished by the Board of Directors (the “Board of Directors”) of The Manitowoc Company, Inc., a Wisconsin corporation (the “Company”), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m., Central Daylight Time, on Tuesday, May 1, 2001, at the Holiday Inn located at 4601 Calumet Avenue, Manitowoc, Wisconsin, and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about April 2, 2001.

                  On February 21, 2001, the record date for determining shareholders entitled to vote at the Annual Meeting, there were outstanding 24,648,940 shares of Company Common Stock, $0.0l par value per share (the “Common Stock”). Each share outstanding on the record date is entitled to one vote on all matters presented at the meeting.

                  Any shareholder entitled to vote may vote in person or by duly executed proxy. A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. The shares represented by all properly executed unrevoked proxies received in time for the Annual Meeting will be voted as specified on the proxies. Shares held for the accounts of participants in the Company’s Dividend Reinvestment Plan and RSVP Profit Sharing Plan (for which the proxies will serve as voting instructions for the shares) will be voted in accordance with the instructions of participants or otherwise in accordance with the terms of those Plans. If no direction is given on a properly executed unrevoked proxy, it will be voted FOR each of the five director nominees.

                  The cost of soliciting proxies will be borne by the Company. Solicitation will be made principally by mail, but also may be made by telephone, facsimile or other means of communication by certain directors, officers, employees, and agents of the Company. Such directors, officers, and employees will receive no compensation for these efforts in addition to their regular compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for an anticipated cost to the Company of $7,500, plus reasonable out-of-pocket expenses. The Company will request persons holding shares in their names for the benefit of others, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expenses in so doing.

                  To be effective, a matter presented for a vote of shareholders at the Annual Meeting must be acted upon by a quorum (i.e., a majority of the votes entitled to be cast represented at the Annual Meeting in person or by proxy). Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum. Once a share is represented at the Annual Meeting, it is deemed present for quorum purposes throughout the meeting or any adjourned meeting, unless a new record date is or must be set for the adjourned meeting.

                   Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election (five at the Annual Meeting). Votes attempted to be cast against a director nominee are not given legal effect and are not counted as votes cast in an election of directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another nominee receiving a larger number of votes.

1.	OWNERSHIP OF SECURITIES

Stock Ownership of Beneficial Owners of More than Five Percent

                  The following table sets forth information regarding the beneficial ownership of each person or entity known by the Company to have beneficial ownership of more than 5% of the Company’s outstanding Common Stock as of December 31, 2000.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Perkins, Wolf, McDonnell & Company
53 W. Jackson Blvd, Suite 722	2,204,500	9.0%
Chicago, Illinois 60604
(1)	(1)

(1)
Based on Schedule 13G under the Securities Exchange Act of 1934. Of the 2,204,500 shares beneficially owned, Perkins, Wolf, McDonnell & Company has sole voting and dispositive power as to 37,200 shares and shared voting and dispositive power as to 2,167,300 shares. 1,575,000 of these 2,204,500 shares, or 6.39% of the Company’s outstanding Common Stock, are also reported as owned by Berger Small Cap Fund in a separate Schedule 13G filing. Perkins, Wolf, McDonnell & Company is the sub investment advisor delegated with investment and voting authority as to all of the 1,575,000 shares. The 2,204,500 shares reported as owned by Perkins, Wolf, McDonnell & Company in its Schedule 13G filing includes these 1,575,000 shares.

Stock Ownership of Directors and Management

                  The following table sets forth information regarding the beneficial ownership of Common Stock by each director and director nominee of the Company, by each executive officer of the Company named in the Summary Compensation Table below, and by the directors and executive officers of the Company as a group. Unless otherwise indicated, the information is provided as of February 28, 2001. Each of the persons listed below is the beneficial owner of less than 1% of the outstanding shares of Common Stock, except that the executive officers and directors as a group own 6.8% of the outstanding shares of Common Stock. The table also reflects for each person the number of Common Stock units associated with compensation deferred under the Company’s Deferred Compensation Plan.

NAME	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)		NUMBER OF DEFERRED COMMON STOCK UNITS BENEFICIALLY OWNED(2)

Dean H. Anderson	8,475	(6)	3,732
Virgis W. Colbert	0		0
Daniel W. Duval	3,000	(11)	158
Terry D. Growcock	48,547	(3)(4)(5)	5,605
Maurice D. Jones	87	(3)(4)	63
Timothy J. Kraus	15,275	(3)(4)(13)	5,979
James P. McCann	7,077	(6)(7)	18,832
Thomas G. Musial	33,296	(3)(4)(8)	8,965
James L. Packard	0		0
Gilbert F. Rankin, Jr.	48,098	(6)(12)	175
Robert C. Stift	2,875	(6)(9)	1,482
Glen E. Tellock	8,601	(3)(10)	2,322
Robert S. Throop	24,738	(6)	20,823

Total of all above named Executive Officers and Directors	200,069		69,261

Total of All Executive Officers and Directors as a group (16 persons)	1,684,181	(14)	299,159	(15)

(1)
Unless otherwise noted, the specified persons have sole voting power and sole dispositive power as to the indicated shares. Share information has been adjusted to reflect the Company’s March 31, 1999 3-for-2 stock split which was effected as a 50% stock dividend.

(2)
The Company has the sole right to vote all shares of Common Stock underlying the deferred Common Stock units held in the Deferred Compensation Plan Trust. The independent trustee of the Trust has dispositive power as to such shares.

(3)
For the following current and former executive officers, includes the indicated number of shares which were held in their respective RSVP Profit Sharing Plan accounts as of December 31, 2000, as to which they have sole voting power and shared investment power: Terry D. Growcock—2,160, Maurice D. Jones —87, Thomas G. Musial—5,176, Glen E. Tellock—4,300, and Timothy J. Kraus—8,974.

(4)	Reflects shares beneficially owned under the RSVP Profit Sharing Plan, as amended effective April 1, 1999 to provide that, after July 1, 1999, Plan accounts are valued on a daily basis.

(5)
Includes 27,518 shares as to which voting and investment power is shared with spouse. Also includes 18,869 shares that Mr. Growcock has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting

(6)	Includes 1,875 shares which the director has the right to acquire pursuant to the 1999 Non-Employee Director Stock Option Plan within sixty days following the record date for the Annual Meeting.

(7)	Includes 1,112 shares as to which voting and investment power is shared with spouse.

(8)	Includes 16,190 shares which Mr. Musial has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting.

(9)	Includes 1,000 shares as to which voting and investment power is shared with spouse. Excludes 1,500 shares held by Mr. Stift’s spouse directly, as to which he disclaims beneficial ownership.

(10)
Includes 401 shares as to which voting and investment power is shared with spouse. Also includes 3,900 shares which Mr. Tellock has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting. Excludes 150 shares held by Mr. Tellock’s spouse as custodian for their daughter.

(11)	Includes 3,000 shares as to which voting and investment power is shared with spouse.

(12)	Includes 15,895 shares as to which voting and investment power is shared with spouse.

(13)	Includes 6,301 shares which Mr. Kraus has the right to acquire pursuant to the 1995 Stock Plan within sixty days following the record date for the Annual Meeting

(14)
Includes 48,926 shares as to which voting and investment power are shared and 1,434,472 shares, as of December 31, 2000, held by the RSVP Profit Sharing Plan Trust (persons within the group hold sole voting power with respect to 26,356 of these shares, and share investment power with respect to all of these shares (by virtue of the Plan’s administration by an investment committee of executive officers)).

(15)	Also includes 229,898 shares, as of February 28, 2001, as to which the Company, through certain officers, have sole voting power under the Deferred Compensation Plan Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company’s directors, its executive officers, and any persons who beneficially own more than 10% of the Company’s Common Stock are required to report their initial ownership of Common Stock and subsequent changes in that ownership to the Securities and Exchange Commission (the “Commission”) and the New York Stock Exchange. Specific due dates for those reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by those due dates during fiscal year 2000. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required, the Company believes that during fiscal year 2000 its executive officers and directors complied with all such applicable filing requirements.

2.	ELECTION OF DIRECTORS

                  Five directors are to be elected at the Annual Meeting. Two of these directors will hold office for a two year term expiring in the year 2003, or until their respective successors are duly elected and qualified, and three of these directors will hold office for a three year term expiring in 2004 or until their respective successors are duly elected and qualified. The names of the nominees to the Board are set forth below, along with additional information regarding such persons. All nominees are presently serving as directors of the Company.

                  The election shall be determined by a plurality of the votes duly cast. It is intended that the shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below, unless a contrary direction is indicated. The five nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as management may recommend.

The Board of Directors recommends election of the nominees whose names follow.

Nominees for Two Year Terms Expiring At The Annual Meeting To Be Held In The Year 2003

                  Daniel W. Duval, 64, former Vice Chairman and director (until 12/99), President, and Chief Executive Officer (1986-1988) of Robbins & Myers, Inc., a global manufacturer of specialized fluid management products and systems headquartered in Dayton, OH. Previously, President and Chief Operating Officer and director of Midland-Ross, Corp. Also a director of Arrow Electronics, Inc., Melville, NY; ABC-NACO, Inc., Downers Grove, IL, and National City Bank, the Ohio Chartered Bank of National City Corporation, Cleveland, OH. Appointed to Manitowoc’s board in 2000. (1), (4)

                  James L. Packard, 58, Chairman of the Board (since 1986), President (since 1980) and Chief Executive Officer (since 1984) of Regal-Beloit Corporation, a worldwide manufacturer of mechanical power transmission equipment, electric motors and controls, and electric power generators headquartered in Beloit, WI. Also a director of Clarcor, Inc., Rockford, IL. Appointed to Manitowoc’s board in 2000. (2)

Nominees for Three Year Terms Expiring At The Annual Meeting To Be Held In The Year 2004

                  Gilbert F. Rankin, Jr., 68, former Director of Administration, Operations, and Facilities, College of Engineering, Cornell University, Ithaca, NY. Elected to Manitowoc’s board in 1974. (1), (4)

                  Robert C. Stift, 59, Chairman, President and Chief Executive Officer (since 3/00) of Strategic Industries, LLC Hagerstown, MD, a manufacturer of industrial and consumer products. Previously, Chairman and Chief Executive Officer (8/99-1/00) of Lighting Corporation of America, Hagerstown, MD. Also previously Chairman and Chief Executive Officer (6/98-8/99) of USI Diversified Products Company, Hagerstown, MD; and Chairman and Chief Executive Officer (5/92-4/98) of Grove Worldwide, (a division of Hanson PLC) Shady Grove, PA. Elected to Manitowoc’s board in 1998. (1), (2)

                  Virgis W. Colbert, 61, Executive Vice President (since 1997) of Miller Brewing Company, a leading beer brewer and producer headquartered in Milwaukee, WI. Since 1979, Mr. Colbert has held several operational and management positions with Miller Brewing, including Senior Vice President of worldwide operations (1995), Senior Vice President of Operations (1993), and Vice President of Plant Operations (1990). Also a Director of Delphi Automotive Systems Corporation, Troy, MI, and Weyco Group, Inc., Milwaukee, WI. Appointed to Manitowoc’s board in 2001. (1)

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

Terms Expiring At The Annual Meeting To Be Held In The Year 2002

                  Dean H. Anderson, 60, Senior Vice President—Strategic Development (since 1997), Vice President—Strategic Development (2/95-7/97) of ABB Vetco Gray Inc., an oilfield equipment manufacturer headquartered in Houston, TX. Previously, President (1/90-1/95) of Foster Valve Corporation; also President and Chief Executive Officer (1988-1999) of Steego Corporation. Elected to Manitowoc’s board in 1992. (1), (2)

                   James P. McCann, 70, former Vice Chairman, President, and Chief Operating Officer (3/91–12/92) of Bridgestone/Firestone, Inc., a global tire and rubber manufacturer headquartered in Nashville, TN. Previously, Executive Vice President (1989) of North American Tire for Bridgestone/Firestone, Inc.; former President and Chief Executive Officer (1988) of Bridgestone U.S.A., Inc. Elected to Manitowoc’s board in 1990. (3), (4)

                  Robert S. Throop, 63, former Chairman and Chief Executive Officer (12/84–12/96) of Anthem Electronics, Inc., a distributor of electronic products headquartered in San Jose, CA. Also a director of The Coast Distribution System, Inc., Morgan Hill, CA, and Azerity, San Jose, CA. Elected to Manitowoc’s board in 1992. (2), (3), (4)

Term Expiring At The Annual Meeting To Be Held In The Year 2003

                  Terry D. Growcock, 55, President and Chief Executive Officer of The Manitowoc Company, Inc. (since 1998). Previously, President and General Manager of Manitowoc Ice, Inc. (1996–1998); also Executive Vice President of Manitowoc Equipment Works (1994–1996). Prior to joining Manitowoc, Mr. Growcock served in numerous management and executive positions with Siebe plc. and United Technologies. Elected to Manitowoc’s board in 1998. (3)

(1)	Audit Committee
(2)	Compensation & Benefit Committee
(3)	Executive Committee
(4)	Nominating Committee and Corporate Governance Subcommittee

3.	COMPENSATION OF DIRECTORS

                  Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors and committees of the Board. In addition, each non-employee director is paid an annual retainer of $25,000 and an additional fee of $1,000 for each meeting of the Board of Directors and each committee meeting attended. Directors who are employees of the Company do not receive separate remuneration in connection with their service on the Board or Board committees.

                  Under the Company’s Deferred Compensation Plan, each non-employee director may elect to defer all or any part of his annual retainer and meeting fees for future payment upon death, disability, termination of service as a director a date specified by the participant, or the earlier of any such date to occur. In October 2000, upon recommendation of the Compensation Committee, the Board of Directors determined that it would be in the best interests of the Company and the directors that the directors receive one-half of their compensation for service as a director, in Company Stock. The Board determined that the Deferred Compensation Plan of the Company is a ready means of accomplishing this objective. Therefore, effective January 1, 2001, and thereafter, one-half of the compensation payable to each director for his/her service as a director of the Company will be held by each director in Company Stock by means of each such director electing to defer a portion of his/her compensation under the Company’s Deferred Compensation Plan, and by each director making an appropriate election under the Deferred Compensation Plan so that one-half of the director’s total compensation (payable after January 1, 2001) from the Company for service as a director will be held in Company stock.

                  During 1999, a participating non-employee director could elect to have his deferred compensation credited to two bookkeeping accounts, the values of which were based upon investments in Common Stock and a balanced fund mutual fund, respectively. Beginning in 2000, five additional bookkeeping accounts are available to participants. They are a Money Market Fund, a Bond Fund, an Equity Fund, an S&P Index Fund, and a Small Cap Fund. Participants have no rights as shareholders pertaining to Common Stock units credited to their accounts under the Deferred Compensation Plan. Distributions with respect to the stock account will be made in shares of Common Stock. Other account distributions will be made in cash. Upon a change in control (as defined in the Deferred Compensation Plan), all restrictions on the distribution of deferred compensation will be automatically terminated and the participant would promptly receive the full balance of his/her account.

                  At the Annual Meeting in 1999, the shareholders approved The Manitowoc Company, Inc. 1999 Non-Employee Director Stock Option Plan. Pursuant to the terms of that Plan (as amended by the Board of Directors in 1999), each non-employee director is automatically granted an option to purchase 3,000 shares of Common Stock on the date he becomes a director of the Company, and each continuing non-employee director is thereafter automatically granted an option to purchase 1,500 shares of Common Stock annually on the date of the first meeting of the Board of Directors occurring each calendar year.

4.	EXECUTIVE COMPENSATION

                  The following table sets forth, for the fiscal years ended December 31, 2000, December 31, 1999, and December 31, 1998, each component of compensation paid or earned for the Chief Executive Officer, and for each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of fiscal 2000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	ANNUAL COMPENSATION		LONG-TERM COMPENSATION		All Other Compensation ($) (5)
				Awards	Payouts
		Salary ($)(1)	Bonus ($)(1)(2)	Securities Underlying Options/SARs (#)(3)	LTIP Payouts ($)(4)

Terry D. Growcock	2000	$450,000	$274,509	186,000	$257,604	$42,427
President and Chief Executive	1999	$400,000	$448,416	36,001	$178,072	$63,421
Officer	1998	$277,692	$437,194	24,000	$ 58,310	$41,566

Thomas G. Musial	2000	$191,423	$106,754	90,000	$209,861	$45,309
Vice-President—Human	1999	$170,000	$158,814	13,500	$144,030	$43,619
Resources and Administration	1998	$155,192	$136,623	6,000	$ 76,533	$38,164

Glen E. Tellock	2000	$185,769	$106,754	90,000	$123,662	$30,900
Vice President—Finance and	1999	$145,385	$124,177	6,000	$ 69,911	$31,068
Treasurer (10/98-9/99); Vice	1998	$112,300	$ 74,008	1,600	$ 34,826	$27,881
President, Chief Financial
Officer and Treasurer (9/99–Present)

Timothy J. Kraus	2000	$173,846	$ 24,150	90,000	$ 62,980	$37,464
President, Food Service Group
Vice President The Manitowoc Co.

Maurice D. Jones	2000	$166,923	$ 71,169	49,000	$ 15,349	$29,362
General Counsel (7/99–10/99)	1999	$ 66,346	$ 49,584	3,000	$ 0	$53,295
and Secretary (10/99–Present)

(1)
Compensation deferred at the election of an executive officer pursuant to the Company’s Deferred Compensation Plan is included in the year earned. Under that Plan, an executive officer may elect to defer up to 40% of base compensation and up to 100% of any incentive compensation.

(2)
Reflects bonus earned and accrued during the year indicated without regard to any bonus bank balance under the EVA Plan that may have existed at the beginning of that year, and paid at the beginning of the next fiscal year.

(3)	Consists entirely of stock options under the 1995 Stock Plan.

(4)	Reflects that portion of the bonus bank balance under the EVA Plan existing at the beginning of the year indicated, and paid at the beginning of the next fiscal year.

(5)
The 2000 amounts include: (a) the Company’s contributions to the RSVP Profit Sharing Plan as follows: Terry D. Growcock—$27,263.04, Thomas G. Musial—$27,263.04, Glen E. Tellock—$27,263.04, Timothy J. Kraus—$29,822.02, Maurice D. Jones—$27,263.04, and (b) premiums paid by the Company relating to keyman group life insurance as follows: Terry D. Growcock—$688.60, Thomas G. Musial—$688.60, Timothy J. Krause—$688.60, and (c) Company contributions to the Deferred Compensation Plan as follows: Terry D. Growcock—$0.00, Thomas G. Musial—$17,039.86, Glen E. Tellock—$3,134.48, Timothy J. Kraus—$6,953.85, Maurice D. Jones $1,834.71, and (d) tax preparation fees paid as follows: Terry D. Growcock—$14,475.00, Thomas G. Musial—$318.00, Glen E. Tellock—$505.00, and Maurice D. Jones—$264.00.

Retirement Plan

                  In May 2000, upon recommendation of the Compensation Committee the Board unanimously approved a supplemental Executive Retirement Plan. Under Manitiowc’s Retirement Plan, Messers Growcock, Kraus, Musial and Tellock are entitled to receive retirement benefits equal to 55% of their five-year final average pay at normal retirement (age 65). The following table shows total amounts payable under the Plan, at normal retirement, at various rates of final average pay.

Final Average Pay	Annual Retirement Benefit

$ 200,000	$110,000
$ 300,000	$265,000
$ 400,000	$220,000
$ 500,000	$275,000
$ 600,000	$330,000
$ 700,000	$385,000
$ 800,000	$440,000
$ 900,000	$495,000
$1,000,000	$550,000

                  Benefits under the Plan are computed by averaging the participant’s final five years of base salary (including elective deferrals) and bonus awards payable for each year (bonus plus LTIP payments for the year.) Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets.

                  As of December 31, 2000, the credited years of service for each of the executives participating in the plan were as follows: Terry D. Growcock—7, Timothy J. Kraus—12, Thomas G. Musial—25, and Glen E. Tellock—10.

                   The following table sets forth information regarding stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	5% ($)	10%($)

Terry D. Growcock	150,000	15.97%	$19.5000	10-17-2010	$1,839,517	$4,661,697

	36,000	3.83%	$25.2500	02-15-2010	$ 571,665	$1,448,172

Thomas G. Musial	75,000	7.98%	$19.5000	10-17-2010	$ 919,758	$2,330,848

	15,000	1.60%	$25.2500	02-15-2010	$ 238,194	$ 603,630

Glen E. Tellock	75,000	7.98%	$19.5000	10-17-2010	$ 919,758	$2,330,848

	15,000	1.60%	$25.2500	02-15-2010	$ 238,194	$ 603,630

Timothy J. Kraus	75,000	7.98%	$19.5000	10-17-2010	$ 919,758	$2,330,848

	15,000	1.60%	$25.2500	02-15-2010	$ 238,194	$ 603,630

Maurice D. Jones	40,000	4.26%	$19.5000	10-17-2010	$ 490,538	$1,243,119

	9,000	0.96%	$25.2500	02-15-2010	$ 142,916	$ 362,178

(1)
Consists of incentive and non-qualified stock options to purchase shares of Common Stock granted on February 15, 2000 and October 17, 2000 pursuant to the 1995 Stock Plan. These options have an exercise price equal to the fair market value of Common Stock on the date of grant. The options vest in 25% increments annually beginning two years after the date of grant and are fully exercisable five years after such date. Upon certain extraordinary events (e.g., the acquisition by a person of 30% or more of the Company’s voting stock, a change in the majority of individuals constituting the Board of Directors, or shareholder approval of a plan of merger or liquidation) as described in the 1995 Stock Plan, these options will become immediately exercisable. The Compensation and Benefits Committee of the Board of Directors, which administers the 1995 Stock Plan, has the right to accelerate vesting of the options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(2)
The dollar amounts in these columns are the result of calculations at the 5% and 10% stock appreciation rates set by the Commission and therefore do not forecast possible future appreciation, if any, of the Common Stock price.

                   The following table sets forth the number of options and the value of such options held at the end of the last fiscal year by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year- End (#)(1)(2)		Value of Unexercised In-the- Money Options/SARs at Fiscal Year-End ($)(3)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Terry D. Growcock	34,008	$607,045	19,319	264,975	$199,267	$1,888,091

Thomas G. Musial	9,322	$229,148	12,814	118,490	$146,642	$ 916,283

Glen E. Tellock	0	$ 0	2,400	99,600	$ 18,396	$ 807,646

Timothy J. Kraus	0	$ 0	3,675	107,296	$ 18,396	$ 823,025

Maurice D. Jones	0	$ 0	0	52,000	$ 0	$ 424,000

(1)	No SARs were outstanding at the end of fiscal 2000.

(2)	Share information has been adjusted to reflect the Company’s March 31, 1999 3-for-2 stock split which was effected as a 50% stock dividend.

(3)	Based upon the difference between the option exercise prices and the $31.0625 closing sale price of Common Stock on the New York Stock Exchange at the end of fiscal 2000.

                  As described in more detail in the “Report of the Compensation and Benefits Committee on Executive Compensation” below, the EVA Plan requires that bonuses payable to executive officers in excess of their target bonuses be banked and remain at risk. One third of a positive “bonus bank” balance is paid out at the end of each year. A negative bonus in any year is subtracted from the outstanding bonus bank balance. The amounts of the banked contingent incentive compensation awarded for fiscal 2000 to the executive officers named in the Summary Compensation Table are as follows:

LONG-TERM INCENTIVE PLANS—AWARDED IN LAST FISCAL YEAR

	Amounts Banked ($)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non- Stock Priced-Based Plans

Name			Minimum ($)	Maximum ($)

Terry D. Growcock	$8,991	2001—2003	$0	$8,991

Thomas G. Musial	$3,497	2001—2003	$0	$3,497

Glen E. Tellock	$3,497	2001—2003	$0	$3,497

Timothy J. Kraus	$ 0	2001—2003	$0	$ 0

Maurice D. Jones	$2,331	2001—2003	$0	$2,331

5.	MEETINGS OF THE BOARD AND ITS COMMITTEES

                  During the fiscal year ended December 31, 2000, the Board of Directors met four times. All members of the Board attended at least 75 percent of the meetings held by the Board or the committees on which they served.

                  The Company has standing Audit, Compensation and Benefits, Executive, and Nominating Committees of the Board of Directors, and the Nominating Committee has a Corporate Governance Subcommittee. In the fiscal year ended December 31, 2000, there were three meetings of the Audit Committee, three meetings of the Compensation and Benefits Committee, three meetings of the Executive Committee, and three meetings of the Nominating Committee, including the Corporate Governance Sub-Committee.

                  The Audit Committee reviews the scope and timing of the audit of the Company’s financial statements by the Company’s independent accountants and reviews with the independent accountants the Company’s management policies and procedures with respect to internal auditing and accounting controls. The Compensation and Benefits Committee determines the compensation of the Company’s executive officers, reviews management’s recommendations as to the compensation of other key personnel, and administers the Company’s Economic Value Added Bonus Plan (the “EVA Plan”) and the 1995 Stock Plan. The Executive Committee discharges certain of the responsibilities of the Board of Directors when the Board is not in session and reviews and makes recommendations concerning proposed major corporate transactions. The Nominating Committee provides the methodology for selection of candidates, including the specifications, for the position of Chief Executive Officer of the Company. The Nominating Committee does not have a policy to consider nominees recommended by shareholders. During 1999, the Corporate Governance Subcommittee prepared and submitted to the Board of Directors for approval, and the Board of Directors approved, a Corporate Governance Guidelines Policy.

6.	AUDIT COMMITTEE

                  The Board of Directors has adopted and approved a formal written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Board of Directors has determined that the members of the Audit Committee are “independent,” as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees, meaning that they have no relationships to the Company that may interfere with the exercise of their independence from management and the Company.

AUDIT COMMITTEE REPORT

                  The Audit Committee of the Board of Directors oversees and monitors the participation of the Company’s management and independent auditors throughout the financial reporting process. In particular, the Audit Committee reviews the scope and timing of the audit of the Company’s financial statements by the Company’s independent accountants and reviews with the independent accountants the Company’s management policies and procedures with respect to internal auditing and accounting controls.

                  In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with the Company’s management;

•	discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU sec.380); and

•
received the written disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), considered whether the provisions of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence, and discussed with PricewaterhouseCoopers LLP its independence.

                  Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2000.

Fees Billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2000

Audit Fees:

                  The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for the professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2000, including certain review procedures related to the Company’s quarterly financial statements, were $240,700.

Financial Information Systems Design and Implementation Fees:

                  No fees were billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees:

                  The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than for services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2000 were $1,854,500.

Audit Committee (as of February 21, 2001)

Dean H. Anderson, Jr., Chairman
Gilbert F. Rankin, Jr.
Daniel W. Duval
Robert C. Stift
Virgis W. Colbert

7.	REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

                  The Company’s Compensation and Benefits Committee (the “Committee”), which is comprised of four outside directors of the Company, is responsible for considering and approving compensation arrangements for senior management of the Company, including the Company’s executive officers. The goals of the Committee in establishing annual compensation for senior management are as follows: (i) to attract and retain key executives who will assure real growth of the Company and its operating subsidiaries and divisions; and (ii) to provide strong financial incentives, at a reasonable cost to the Company’s shareholders, for senior management to enhance the long-term value of the shareholders’ investment in the Company.

                  Executive compensation consists of the following components:

•	Base salary compensation;

•	Short-term incentive compensation (the Economic Value Added Bonus Plan);

•	Long-term incentive compensation (the 1995 Stock Plan);

•	Deferred Compensation Plan;

•	Supplemental Executive Retirement Plan; and

•	RSVP Profit Sharing Plan

BASE SALARY

                  Base salary compensation is set to be competitive with comparable positions at other durable goods manufacturing companies of similar size. The Committee references survey data of comparable companies obtained from a major compensation and benefits consulting firm and sets proposed base salaries at a level about equal to the midpoint of the survey data. Base salaries of individual executive officers can vary from this salary benchmark based on a subjective analysis of such factors as the scope of the executive officer’s experience, current performance and future potential, along with the Company’s financial performance.

THE ECONOMIC VALUE ADDED COMPENSATION PROGRAM

                  The EVA Plan is an incentive compensation program, first effective during the 1994 fiscal year, which provides for annual bonuses for all executive officers of the Company along with certain other officers and key employees of the Company and its subsidiaries, if their performance adds value for Company shareholders. The Committee’s objective under the EVA Plan is to provide an incentive share portion of compensation which will result in higher total compensation opportunities than the median total compensation of peer companies in years in which the Company performs well. Similarly, the incentive share portion of compensation payable to EVA Plan participants is expected to result in lower total compensation opportunities than the median total compensation of comparable companies in years in which the Company performs poorly.

                  Bonuses payable under the program are determined based on improvements in Economic Value Added (“EVA”), which is a technique developed by Stern Stewart & Co., a financial consulting firm based in New York, that measures the economic profit generated by a business. EVA is equal to the difference between (i) net operating profit after tax, defined as operating earnings adjusted to eliminate the impact of, among other things, certain accounting charges such as amortization of good-will and bad debt reserve expenses, and (ii) a capital charge, defined as capital employed times the weighted average cost of capital.

                   Participants are divided into eleven classifications which have target bonus levels ranging from 2% to 60% of base salary. It is intended that the assignment of a particular classification correspond with a position’s relative effect on the Company’s performance.

                  Under the EVA Plan, bonuses are awarded to each Plan participant based on the improvement in EVA for the participant’s business unit. To measure the improvement (or deterioration) in EVA, an EVA target is set yearly for each business unit based on the average of the prior fiscal year’s target and actual EVA plus the expected improvement in EVA for the current fiscal year. If the annual improvement in EVA is in excess of the targeted improvement, the bonus calculation will produce an amount in excess of the participant’s target bonus. If the annual improvement in EVA is less than the targeted improvement, the bonus calculation will produce an amount less than the individual’s target bonus. Bonuses payable under the EVA Plan are not subject to any minimum or maximum. In fiscal 2000, the performance of the Company and its business units resulted in Plan compensation ranging from a negative 134% to a positive 513% of their targets.

                  In order to encourage a long-term commitment by executive officers and other key employees to the Company and its shareholders, the EVA Plan requires that two thirds of any bonus earned in a given year in excess of the target bonus be deferred in a “bonus bank” for possible future payout by the Company. One third of a positive bonus bank balance is paid out each year. Consequently, the total bonus payable in any given period consists of the individual’s target bonus, plus (or minus) the participant’s fixed share of EVA improvement and plus (or minus) a portion of the bonus bank balance. A bonus bank account is considered “at risk” in the sense that in any year EVA performance results in a bonus amount which is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. In the event that the outstanding bonus bank balance at the beginning of the year is negative, the bonus paid for that year is limited to the aggregate of one third of the positive bonus earned up to the target bonus and one third of any positive bonus bank balance after applying the remaining portion of the bonus earned for the year against the negative balance in the bonus bank. The executive is not expected to repay negative balances in the bonus bank. In the event that an executive voluntarily terminates employment with the Company, the bonus bank balance is subject to forfeiture.

THE 1995 STOCK PLAN

                  At the 1996 Annual Meeting of Shareholders, the shareholders of the Company approved The Manitowoc Company, Inc. 1995 Stock Plan, pursuant to which incentive stock options, non-qualified stock options, restricted stock, and limited stock appreciation rights may be granted to key employees of the Company. In fiscal 2000, stock options to purchase a total of 925,900 shares were granted to certain key employees selected by the Committee. The options vest in 25% increments annually beginning two years after the date of grant and are fully exercisable five years after such date.

DEFERRED COMPENSATION PLAN

                  The purpose of the Deferred Compensation Plan is to attract and retain well-qualified persons for service as non-employee directors of the Company or as key employees and to promote identity of interest between the Company’s non-employee directors and key employees and its shareholders. Eligibility is limited to non-employee directors and key employees of the Company.

                  A non-employee director may make a deferral election with respect to all or part of his compensation, in increments of 5%. Compensation, for purposes of a non-employee director, means retainer fees paid for service as a member of the Board of Directors and for service on any Board committee, including attendance fees.

                  A key employee participant may elect to defer, in whole percentages, up to 40% of regular pay and up to 100% of incentive bonuses. Credits to deferred compensation accounts for key employees will also include a contribution equal to the amount of deferred compensation of the key employee for the plan year (subject to a maximum of 25% of eligible compensation) multiplied by the rate of fixed and variable profit sharing contributions that the participant has received from his employer for the year under the RSVP Profit Sharing Plan plus one percent. Non-employee directors are not eligible to receive Company contributions under the Deferred Compensation Plan.

                  During 1999, the investment options available to participants under the Deferred Compensation Plan were a bookkeeping account, the value of which is based on investments in Common Stock, and a bookkeeping account, the value of which is based on investments in a balanced mutual fund. Beginning in 2000, five additional bookkeeping accounts are available to participants. They are a Money Market Fund, a Bond Fund, an Equity Fund, an S&P Index Fund, and a Small Cap Fund. Participants have no rights as shareholders pertaining to Common Stock units credited to their accounts under the Deferred Compensation Plan.

                  The Board of Directors may at any time terminate or amend the Deferred Compensation Plan, except that no termination or amendment may reduce any account balance accrued on behalf of a participant based on deferrals already made or divest any participant of rights to which such person would have been entitled if the Deferred Compensation Plan had been terminated immediately prior to the effective date of such amendment. No amendment may become effective until shareholder approval is obtained if the amendment materially increases the benefits accruing to participants under the Deferred Compensation Plan, materially increases the aggregate number of shares of Common Stock that may be issued under the Deferred Compensation Plan, or materially modifies the eligibility requirements for Deferred Compensation Plan participation. There is no time limit on the duration of the Deferred Compensation Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  In May 2000, upon recommendation of the Compensation Committee the Board unanimously approved a supplemental Executive Retirement Plan. Under Manitiowc’s Supplemental Retirement Plan, eligible executives are entitled to receive retirement benefits equal to 55% of their five year final average pay at normal retirement (age 65). Benefits under the plan are computed by averaging participants final five years of base salary (including elective deferrals) and bonus awards payable for each year (bonus plus LTIP pay outs for the year). Benefits are computed using a straight-life annuity and are not reduced for social security or other offsets.

RSVP PROFIT SHARING PLAN

                  The purpose of the RSVP Profit Sharing Plan is to provide employees and the company with the opportunity to build retirement savings. The plan has three basic components:

•
The 401(k) Savings Feature allows employees to set aside a portion of their eligible compensation on a pretax basis for retirement. Employee contributions are limited to the IRS maximum contribution allowed, which for 2000 was $10,500. Eligible compensation includes wages, bonus, overtime, etc. The IRS limit on eligible compensation used for plan contributions for 2000 was $170,000.

•
The Company Matching Feature provides a 25% match to 401(k) participant’s accounts up to 5% of eligible compensation. The match on the first 3% of eligible compensation is increased to a 100% match if the participant agrees to invest in the Manitowoc Company Stock Fund, and leave it in that fund for as long as they are actively employed.

•
The Retirement Plan Feature provides an annual company contribution of at least 3% of eligible compensation, contributed as a money purchase pension account. The plan also provides a variable profit sharing contribution dependent on business unit profit performance. The employee does not need to participate in the 401(k) portion of the plan to be eligible to receive a contribution under the Retirement Plan Feature.

                   There are nine different investment vehicles employees may choose to invest their retirement plan account. They include the Capital Preservation Fund, Bond Fund, Balanced Fund, Stock Fund, S & P Index Fund, Small Cap Fund, Mid Cap Growth Fund, International Fund and Manitowoc Company Stock Fund.

                  The plan is designed for long-term retirement savings. Therefore, distribution from the plan is allowed only upon the participant’s retirement, disability, death or termination of employment. At that time, the participant may take a cash distribution, roll the account to another qualified plan or an IRA, purchase of an annuity, or in the case of their death, payment to the beneficiary. The plan does have a hardship withdrawal feature and a loan feature.

CHIEF EXECUTIVE OFFICER COMPENSATION

                  The factors used to determine the annual base salary and incentive compensation for Mr. Terry D. Growcock, the Company’s Chief Executive officer (“CEO”), are the same as those described above for all executive officers. Mr. Growcock’s base salary during fiscal year 2000 was $450,000, which the Committee determined to be appropriate based upon the midpoint salary compensation of other CEOs of similarly sized durable goods manufacturing companies (as determined by the above-mentioned salary survey data) as well as a subjective evaluation of Mr. Growcock’s individual performance and the Company’s overall performance.

                  Mr. Growcock’s EVA target bonus level for fiscal 2000 was 60% of base salary. As a result of the Company achieving EVA Plan results in excess of targeted goals, Mr. Growcock was paid incentive compensation of $532,113, and $8,991.00 was added to his bonus bank, bringing his bonus bank total to $373,584.56.

                  Based on a subjective consideration of the factors cited above for all grants under the 1995 Stock Plan, in fiscal 2000, Mr. Growcock was granted incentive stock options for 3,962 shares of Common Stock and non-qualified stock options for 182,038 shares of Common Stock (in each case as adjusted to reflect the Company’s March 31, 1999 3-for-2 stock split which was effected as a 50% stock dividend).

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

                  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s federal income tax deduction to $1,000,000 per year for compensation to its CEO and any of its four other highest paid executive officers. Qualified performance-based compensation is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. Certain awards under the proposed 1995 Stock Plan are intended to qualify for the performance-based compensation exception under Section 162(m). It is the Committee’s intent to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with the best interests of the Company and its shareholders.

Compensation and Benefits Committee

Robert S. Throop, Chairman
Dean H. Anderson
Robert C. Stift
James L. Packard

8.	PERFORMANCE GRAPH

                  The following graph sets forth the cumulative total shareholder return, including reinvestment of dividends on a quarterly basis, on Common Stock during the preceding five fiscal years, as compared to the cumulative total returns of the Standard and Poor’s (“S&P”) 500 Composite Stock Index and the S&P Diversified Machinery Stock Index. The graph assumes $100 was invested on December 31, 1995 in Common Stock, the S&P 500 Composite Stock Index and the S&P Diversified Machinery Stock Index.

[PERFORMANCE GRAPH]

TOTAL SHAREHOLDER RETURNS
(Dividends Reinvested)
	Indexed Returns Years Ending

Company/Index	Dec. 95	Dec. 96	Dec. 97	Dec. 98	Dec. 99	Dec. 00

The Manitowoc Company	$100.00	$203.11	$248.22	$343.23	$398.33	$343.63

S&P 500 Index	$100.00	$122.95	$163.96	$210.81	$255.16	$231.93

S&P Diversified Machinery Index (500)	$100.00	$137.84	$164.15	$190.25	$233.88	$278.41

9.	CONTINGENT EMPLOYMENT AGREEMENTS

                  The Company has entered into Contingent Employment Agreements (the “Contingent Employment Agreements”) with Messrs. Growcock, Musial, Tellock, Kraus, and Jones, and certain other key executives and employees of the Company and certain subsidiaries. The Contingent Employment Agreements provide generally that in the event of a “change-in-control” of the Company, as defined therein, each executive will continue to be employed by the Company for a period of from one to three years thereafter. Under the Contingent Employment Agreements, each executive will remain employed at the same position held as of the change-in-control date, and will receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits extended by the Company to its executive officers and key employees. After a change-in-control, the executive’s compensation would be subject to upward adjustment at least annually based upon his contributions to the Company’s operating efficiency, growth, production, and profits. A Contingent Employment Agreement terminates prior to the end of the applicable employment period, if the executive first attains the age of 65, voluntarily retires from the Company, or is terminated by the Company “for cause,” as defined in the Contingent Employment Agreement. In the event the executive is terminated by the Company without cause, the executive would be entitled to receive a monthly amount equal to the base salary and benefits the executive would have otherwise been paid but for the termination, through the end of the applicable employment period. A Contingent Employment Agreement is terminable by either party at any time prior to a change-in-control. During 2000, the Board of Directors approved certain amendments to the form of Contingent Employment Agreements. The purpose of the amendments was to (a) revise the change-in-control definition to resolve ambiguities and make it more consistent with the change-in-control provisions found in the Company’s stock option plan, (b) clarify the eligibility for retiree health benefits, (c) provide for a minimum level of incentive compensation during the post-change-in-control employment period, and (d) clarify the terms of payment in the event the executive’s employment is terminated prior to end of the employment period. Additionally, the Board approved amendments which create two categories of Contingent Employment Agreements. These categories are:

                  Level A. This category provides, in addition to the other general rights that are common among all the Contingent Employment Agreement, (i) the executive has the right to terminate his or her employment at any time within ninety days following a change-in-control and receive an immediate payout essentially equal to three times the executive’s base salary and three times the executive’s average incentive compensation over the previous three years, (ii) if any of the payments to the executive constitute an “excess parachute payment” under Section 4999 of the Internal Revenue Code, the Company will pay the executive an amount necessary to offset any excise tax or additional taxes resulting from the payment of any excess parachute payment, and (iii) if the executive exercises his/her rights outlined in clause (i) above, the executive will be prohibited from competing with the Company for the balance of the three year period.

                  Level B. The Level B form is the basic Contingent Employment Agreement without the special rights and non-competition obligations described above for the Level A form. The employment period for executives under the Level B form may be for any agreed upon period up to three years.

                  Messrs. Growcock, Musial, Tellock and Jones are currently the only executives with Contingent Employment Agreements with the rights described in Level A. Mr. Kraus’s Contingent Employment Agreement is the Level B form with a 3-year employment period.

10.	MISCELLANEOUS

OTHER MATTERS

                  Management knows of no business which will be presented for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting accompanying this Proxy Statement. If other matters do properly come before the Annual Meeting, proxies will be voted in accordance with the best judgment of the person or persons exercising authority conferred by such proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

                  In accordance with the recommendation of the Audit Committee, and at the direction of the Board of Directors, the Company has retained PricewaterhouseCoopers LLP as its independent public accountants for the fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

SHAREHOLDER PROPOSALS

                  Shareholder proposals for the Annual Meeting of Shareholders in the year 2002 must be received no later than November 19, 2001 at the Company’s principal executive offices, P.O. Box 66, Manitowoc, Wisconsin 54221-0066, directed to the attention of the Secretary, in order to be considered for inclusion in next year’s Annual Meeting proxy material under the Securities and Exchange Commission’s proxy rules.

                  Under the Company’s Bylaws, written notice of shareholder proposals for the 2001 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year’s Annual Meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received not less than 50 nor more than 75 days prior to such Annual Meeting, directed to the attention of the Secretary, and such notice must contain the information specified in the Company’s Bylaws.

                  A copy (without exhibits) of the Company’s Annual Report to the Securities and Exchange Commission on Form 10K for the fiscal year ended December 31, 2000 has been provided with this Proxy Statement. It is also available through Manitowoc’s website (www.manitowoc.com). In addition, the Company will provide to any shareholder, without charge, upon written request of such shareholder, an additional copy of such Annual Report. Such requests should be addressed to Maurice D. Jones, General Counsel and Secretary, The Manitowoc Company, Inc., P.O. Box 66, Manitowoc, Wisconsin 54221-0066.

                  It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign, and return the proxy card as soon as possible.

By Order of the Board of Directors

Manitowoc, Wisconsin
MAURICE D. JONES
April 2, 2001
General Counsel and Secretary
Appendix A

CHARTER OF THE AUDIT COMMITTEE
THE MANITOWOC COMPANY, INC.

Mission Statement
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Review the Company’s financial reporting process, its system of internal controls, the audit process, and its procedures for monitoring compliance with laws and regulations.
•	Monitor the independence and performance of the Company’s external and internal auditors.
•	Maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.
•	Determine that the financial statements of the Company fairly depict the Company’s fiscal activities and condition.

Organization
Committee members shall meet, as a minimum, the requirements of the New York Stock Exchange, including:

•
The Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent of Company management (“outside directors”) and free from any relationship that would interfere with the exercise of independent judgment as a Committee member.

•	All Committee members shall have a basic understanding of finance and accounting, and at least one member shall have accounting or related financial management expertise.
•	The Committee shall meet at least twice a year and more often as circumstances dictate.

Responsibilities
•	Review and discuss this Charter at least annually. Have the document published at least every three years in accordance with SEC regulations.
•
Review any analyses prepared by management and/or the external auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

•	Review any major changes to the Company’s auditing and accounting principles and practices suggested by the external auditors, internal auditor or management.
•	Review significant financial risk exposures and the steps that have been taken to monitor and report these.
•
Review the Company’s annual audited financial statements with management and the external auditors prior to filing or distribution, including discussion of: (1) major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s annual financial statements; and (2) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•	Review with management and the external auditors the Company’s quarterly financial results prior to their release.
•
At least annually, review the performance and independence of the external auditors and recommend to the Board their reappointment or replacement, including assuring that the external auditor submits a formal written statement regarding its independence in compliance with ISB Standard No. 1, and recommend that the Board take appropriate action in response to the external auditor’s report to satisfy itself of the Auditor’s independence.

•	Obtain from the external auditor’s assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.
•	Review the appointment, performance and, if applicable, replacement of the Company’s internal auditor and the annual activities of the internal audit function.
•	Prepare an annual report to the Company’s shareholders as required by the Securities Exchange commission and insure that this report is included in the Company’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor, or to assure compliance with laws and regulations and the Company’s Code of Conduct.
P R O X Y
THE MANITOWOC COMPANY, INC.

Proxy/Voting Instructions Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareholders on May 1, 2001

The undersigned holder of Common Stock of The Manitowoc Company, Inc. hereby appoints Terry D. Growcock and Maurice D. Jones, or either of them, with full power of substitution, to act as proxy for and to vote all of the shares of Common Stock of the undersigned at the Annual Meeting of Shareholders of The Manitowoc Company, Inc. to be held at the Holiday Inn Manitowoc located at 4601 Calumet Avenue, Manitowoc, Wisconsin, at 9:00 a.m., C.D.T., Tuesday, May 1, 2001, or any adjournment thereof, as follows:

1.	Election of Directors.
Nominees: Gilbert F. Rankin, Jr., Robert C. Stift, James L. Packard, Daniel W. Duval, and Virgis W. Colbert; and
2.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

If you hold shares of Company Common Stock in the Dividend Reinvestment Plan or RSVP Profit Sharing Plan, this proxy constitutes voting instructions for any shares so held by the undersigned.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The proxies cannot vote your shares unless you sign and return this card.

Comments: _______________________________________	SEE REVERSE SIDE
____________________________________________________
(If you have written in the above space, please mark the "comments" box on the reverse side of the card.)

7831

Please mark your vote as in this example.

  ☒

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" Proposal 1.

  The Board of Directors recommends a vote FOR Proposal 1.

		FOR	WITHHELD	PLEASE MARK BOXES IF APPLICABLE.

1.	Election of Directors. (see reverse)	☐	☐	Yes, I will attend the Annual Meeting of Shareholders on Tuesday, May 1, 2001 ☐

For, except vote withheld as to the following nominee(s):
Comments (please see reverse side) ☐

Please sign exactly as name appears hereon. Joint owners
should sign individually. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
If a corporation, please sign full corporate name by President or other authorized officer.

Signature Date

Signature (if held jointly) Date

s FOLD AND DETACH HERE s

THIS IS YOUR PROXY, YOUR VOTE IS IMPORTANT.

FOR PERSONAL ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

  ♦LOST DIVIDEND CHECKS - ADDRESS CHANGES - LOST OR STOLEN STOCK CERTIFICATES.

  ♦ DIVIDEND REINVESTMENT PLAN - Dividends automatically reinvested in your account to purchase additional shares of Manitowoc Common Stock.

  ♦ DIRECT DEPOSIT - Have your Manitowoc Company, Inc. quarterly dividends electronically deposited into your checking or savings account on dividend payment date.

  ♦ VERIFICATION OF THE NUMBER OF MANITOWOC SHARES IN YOUR ACCOUNT.

  ♦ NAME CHANGES AND TRANSFER OF STOCK OWNERSHIP - In the event of marriage, death and estate transfers, gifts of stock to minors in custodial accounts, etc.

  ♦ CONSOLIDATION OF ACCOUNTS - Eliminates multiple accounts for one holder and certain duplicate shareholder mailings going to one address (dividend checks, annual reports and proxy materials would continue to be mailed to each shareholder).

FIRST CHICAGO'S SHAREHOLDER SERVICES CENTER 1-800-519-3111	OR WRITE TO: First Chicago Trust Company a Division of EquiServe P.O. Box 2500 Jersey City, NJ 07303-2500